UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2010

HILLENBRAND, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 24, 2010, the United States District Court for the Southern District of Texas, Houston Division, entered a Memorandum Opinion and Order granting defendants’ motion to dismiss filed in July 2010. The Court also entered a Final Judgment specifically concluding that the “[p]laintiffs shall take nothing by their suit.” The plaintiffs’ lawsuit against the defendants was therefore dismissed, in its entirety, by entry of the Memorandum Opinion and Order and Final Judgment.

The Court’s Memorandum Opinion and Order outlined the reasoning and analysis behind its dismissal of plaintiffs’ suit, focusing on the issue of standing raised by the defendants in their motion to dismiss and at oral argument presented to the Court on August 2, 2010. Judge Hoyt concluded that the individual consumer plaintiffs and the Funeral Consumers Alliance lacked standing to pursue their claims against the remaining defendants, including all claims for both injunctive relief and damages.

Plaintiffs have a right to appeal this decision and must give notice of their intent to appeal within 30 days from the date the Final Judgment was entered.

Hillenbrand’s press release regarding this matter is filed as Exhibit 99.1 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated September 27, 2010, issued by Hillenbrand, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.

DATE: September 27, 2010

BY: /S/ John R. Zerkle
John R. Zerkle
Senior Vice President,
General Counsel and
Secretary

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